CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of American Midstream Partners, LP (No. 333-183818) and on Form S-8 of American Midstream Partners, LP (Nos. 333-176438 and 333-183290), of our report dated March 11, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
May 12, 2014